EXHIBIT (l)

Consents of Independent Auditors and Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 333-205138 on Form N-4 of our report dated March 25, 2022, relating to the statutory basis financial statements of Ameritas Life Insurance Corp. appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

April 25, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 333-205138 on Form N-4 of our report dated March 11, 2022, relating to the financial statements and financial highlights of the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVA appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

April 25, 2022